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                                  EXHIBIT 21.1

               FORM 10-K FOR FISCAL YEAR ENDED SEPTEMBER 30, 2004

                          SUBSIDIARIES OF EZCORP, INC.

                  1.       EZPAWN Colorado, Inc.

                  2.       EZPAWN Arkansas, Inc.

                  3.       EZPAWN Oklahoma, Inc.

                  4.       EZPAWN Tennessee, Inc.

                  5.       EZPAWN Alabama, Inc.

                  6.       EZMONEY Management, Inc. (2) (4)

                  7.       EZPAWN Florida, Inc.

                  8.       EZPAWN Indiana, Inc.

                  9.       EZMONEY Holdings, Inc. (3) (4) (5)

                  10.      EZPAWN Nevada, Inc.

                  11.      EZPAWN Louisiana, Inc.

                  12.      EZPAWN Holdings, Inc. (1)

                  13.      Texas EZPAWN Management, Inc. (1)

                  14.      EZCORP International, Inc.

                  15.      Payday Loan Management, Inc. (5)

(1) EZPAWN Texas, Inc. transferred all its assets to Texas EZPAWN, L.P., a Texas limited partnership, of which EZPAWN Holdings, Inc., formerly EZPAWN Texas, Inc. is the limited partner, and Texas EZPAWN Management, Inc. is the sole general partner and holds a certificate of authority to conduct business in Texas.

(2)      EZMONEY Management, Inc. formerly known as EZPAWN Kansas, Inc.

(3)      EZMONEY Holdings, Inc. formerly known as EZPAWN South Carolina, Inc.

(4) EZMONEY Management, Inc. is the general partner of Texas PRA Management, L.P. and EZMONEY Holdings, Inc. is the limited partner of Texas PRA Management, L.P.

(5) Payday Loan Management, Inc. is the general partner of Texas EZMONEY, L.P. and EZMONEY Holdings, Inc. is the limited partner of Texas EZMONEY, L.P.